UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2009


                                AVRO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141686               20-8387017
(State or Other Jurisdiction        (Commission File        (I.R.S. Employer
     of Incorporation)                   Number)          Identification Number)

                                  9 Church Lane
                              West Sussex, England
                                     RH103PT
                     Address of principal executive offices:

                         Telephone: 011-44-77-68-511-988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Avro Energy, Inc. has entered into a letter agreement to acquire various oil leases near Hosston, Louisiana, from a private oil and gas operator. Under the terms of the agreement, the Company has agreed to pay a total of $100,000 upon the signing of a formal agreement on or before August 30, 2009.

The Company will purchase the Hoss Holmes Lease located near Hosston, Louisiana. The purchase includes 22 wells, of which 13 wells are producing, with another 7 wells needing production equipment, and 2 wells which are disposal wells. In addition, the agreement includes the purchase of all of the equipment associated with these wells.

Also, as part of the agreement, the Company has been granted the option to purchase all of the remaining oil and gas assets of a private Louisiana oil and gas operator for $2,500,000. The additional leases will include 180 wells, currently perforated in the Nachatosh formation as well as all of the oil production and workover equipment owned by the private corporation. All oil and gas leases covered in this agreement are subject to a 20% overriding royalty.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10: Letter Agreement setting forth the terms of agreement between purchaser and seller.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AVRO ENERGY INC.


Date: July 14, 2009                          By: /s/ Mike P. Kurtanjek
                                                 -------------------------------
                                                 MIKE P. KURTANJEK

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